UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 10, 2017

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

401 Merritt 7, Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Frontier Communications Corporation held its 2017 Annual Meeting of Stockholders on May 10, 2017. The number of shares of common stock present at the Annual Meeting was 956,266,374 or 81.18% of the shares of common stock outstanding on March 13, 2017, the record date for the Annual Meeting. At the Annual Meeting, the following items were submitted to a vote of stockholders:

(1) All nominees were elected to serve on the Board of Directors pursuant to the following votes:

DIRECTOR	FOR	AGAINST	ABSTAIN
Leroy T. Barnes, Jr.	438,218,818	41,701,484	7,784,524
Peter C.B. Bynoe	441,060,789	38,685,679	7,958,358
Diana S. Ferguson	445,228,722	34,785,685	7,690,419
Edward Fraioli	447,171,950	32,698,532	7,834,344
Daniel J. McCarthy	441,877,911	37,500,006	8,326,909
Pamela D.A. Reeve	441,804,315	38,158,282	7,742,229
Virginia P. Ruesterholz	444,794,548	35,261,873	7,648,405
Howard L. Schrott	438,255,529	41,541,688	7,907,609
Mark Shapiro	435,981,082	43,963,511	7,760,233
Myron A. Wick III	432,946,693	46,900,968	7,857,165

There were 468,561,548 broker non-votes with respect to each nominee.

(2) The advisory proposal to approve executive compensation was approved with the following vote:

FOR	AGAINST	ABSTAIN
386,555,315	90,715,391	10,434,120

There were 468,561,548 broker non-votes with respect to this matter.

(3) On the advisory proposal on the frequency of the advisory executive compensation proposal, Frontier’s stockholders recommend that such vote be held annually as follows:

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
410,573,503	8,714,261	56,604,094	11,812,968

There were 468,561,548 broker non-votes with respect to this matter.

Frontier will include an advisory vote on executive compensation on an annual basis until the next advisory vote on the frequency of the executive compensation proposal, which will occur no later than Frontier’s 2023 Annual Meeting.

(4)	The proposal to approve Frontier’s 2017 Equity Incentive Plan was approved with the following vote:

FOR	AGAINST	ABSTAIN
407,333,003	68,522,595	11,849,228

There were 468,561,548 broker non-votes with respect to this matter.

(5) The proposal to adopt an Amendment to Frontier’s Restated Certificate of Incorporation was approved with the following vote:

FOR	AGAINST	ABSTAIN
787,336,329	150,201,282	18,728,763

There were no broker non-votes with respect to this matter.

(6) The appointment of KPMG LLP as Frontier’s independent registered public accounting firm for 2017 was ratified with the following vote:

FOR	AGAINST	ABSTAIN
903,529,639	39,493,933	13,242,802

There were no broker non-votes with respect to this matter.

Item 8.01	Other Events.

On May 10, 2017, following the Annual Meeting, the Board of Directors determined to effect the reverse stock split of the issued shares of common stock at a ratio of one share for fifteen shares. The reverse stock split will be effective as of the beginning of trading on Monday, July 10, 2017, and will reduce the number of shares of common stock outstanding to approximately 78.5 million shares. In addition, and at the same time, the total number of shares of common stock that Frontier is authorized to issue will change from 1,750,000,000 shares to 175,000,000 shares. Frontier’s equity market capitalization will be unchanged.

A copy of the press release issued on May 12, 2017 is attached hereto as Exhibit 99.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99	Press Release of Frontier issued on May 12, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: May 12, 2017	By:	/s/ Mark D. Nielsen
Mark D. Nielsen
Executive Vice President and Chief Legal Officer